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                                                                     EXHIBIT 11
                          SI DIAMOND TECHNOLOGY, INC.
                     COMPUTATION OF INCOME (LOSS) PER SHARE

                                                                   Three Months ended June 30,         Six Months ended June 30,
                                                                --------------------------------    -------------------------------
                                                                    1999              1998               1999             1998
                                                                --------------     -------------    --------------   --------------

Computation of income (loss) per common share:

   Net income (loss) applicable to common                       $   (846,388)      $   (699,097)      $  2,485,651     $ (2,290,443)

   Weighted average number of common shares                       50,773,826         34,436,519         49,294,145       30,600,328

   Net income (loss) per common share                           $      (0.02)      $      (0.02)      $       0.05     $      (0.08)


Computation of income (loss) per common
   share assuming full dilution:

   Net income (loss) applicable to common
      stockholders
                                                                                                         2,485,651

   Plus: Income impact of assumed conversions
         Series G
                                                                                                            77,695
         Interest
                                                                                                            21,832

   Income available to common stockholders
                                                                                                         2,585,178

   Weighted average number of common
          shares outstanding                                                                            49,294,145

   Plus incremental shares from dilutive securities
        Convertible preferred stock
                                                                                                         1,848,901
        Convertible notes payable
                                                                                                         1,280,864
        Warrants
                                                                                                           275,000
        Options
                                                                                                         2,870,285

   Adjusted weighted average number of
         common shares outstanding
                                                                                                        55,569,195

Net income (loss) per common share
                                                                                                              0.05


No computation of diluted loss per common share is included for the 1998 periods or for the three months ended June 30, 1999 because such computation results in an antidilutive loss per common share.